Exhibit 99.11

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF 180

The following discussion and analysis should be read in conjunction with the financial statements and related notes of 180 included elsewhere in this filing. This discussion contains forward-looking statements reflecting the current expectations, estimates and assumptions concerning events and financial trends that may affect the future operating results or financial position of 180. The forward-looking statements are dependent upon events, risks, and uncertainties that may be outside each entities’ control. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

180 is a pharmaceutical company headquartered in Palo Alto, California, focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation, fibrosis and other inflammatory diseases, where anti-TNF therapy will provide a clear benefit to patients, by employing innovative research, and, where appropriate, combination therapy. 180 has three product development platforms:

●	fibrosis and anti-tumor necrosis factor (“TNF”);

●	drugs which are derivatives of cannabidiol (“CBD”); and

●	alpha 7 nicotinic acetylcholine receptor (“α7nAChR”).

180 has several future product candidates in development, including one product candidate in a Phase 2b/3 clinical trial in the United Kingdom for Dupuytren’s disease, a condition that affects the development of fibrous connective tissue in the palm of the hand. 180 was founded by several world-leading scientists, in the biotechnology and pharmaceutical sectors. 180’s world renowned scientists Prof. Sir Marc Feldmann, Prof. Lawrence Steinman and Prof. Raphael Mechoulam, have significant experience and significant previous success in drug discovery. The scientists are from Oxford, Stanford University and Hebrew University, and the management team has extensive experience in financing and growing early stage healthcare companies.

180 was incorporated in Delaware on January 28, 2019. Effective with the Reorganization on July 16, 2019, 180 currently operates through three subsidiaries: Katexco, CBR Pharma and 180 LP.

180 intends to invest resources to successfully complete the clinical programs that are underway, discover new drug candidates, develop new molecules to build up on its existing pipeline to address unmet clinical needs. 180’s product candidates are designed via a platform comprised of defined unit operations and technologies. Notwithstanding this platform-based model, each product is unique and for each new product candidate, a developmental phase is necessary to individually customize each clinical program and to create a robust procedure that can later be implemented in a GMP environment to ensure the production of clinical batches. This work is performed in 180’s research and development environment to evaluate and assess variability in each step of the process in order to define the most reliable production conditions.

180 may rely on third-party CMOs and other third parties for the manufacturing and processing of its product candidates in the future. 180 believes the use of contract manufacturing and testing for the first clinical product candidates is cost-effective and has allowed 180 to rapidly prepare for clinical trials in accordance with its development plans. 180 expects third-party manufacturers will be capable of providing and processing sufficient quantities of its product candidates to meet anticipated clinical trial demands.

Recent Developments

COVID-19 Pandemic. In December 2019, a new strain of the coronavirus (COVID-19) was reported in Mainland China and during the first quarter of 2020 the virus had spread to over 150 countries, resulting in a global pandemic. This COVID-19 pandemic and the public health responses to contain it have resulted in global recessionary conditions, which did not exist at December 31, 2019. Among other effects, government-mandated closures, stay-at-home orders and other related measures have significantly impacted global economic activity and business investment in general.  A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition. We have been closely monitoring the developments and have taken active measures to protect the health of our employees, their families, and our communities. The ultimate impact on the 2020 fiscal year and beyond will depend heavily on the duration of the COVID-19 pandemic and public health responses, including government-mandated closures, stay-at-home orders and social distancing mandates, as well as the substance and pace of macroeconomic recovery, all of which are uncertain and difficult to predict considering the rapidly evolving landscape of the COVID-19 pandemic and the public health responses to contain it. As of September 30, 2020, COVID-19 has delayed and paused patient follow ups in one of the Company’s clinical trials to the end of next year.

Closing of the Business Combination. On November 6, 2020 (“Closing Date”), the previously announced Business Combination was consummated following a special meeting of stockholders, where the stockholders of KBL considered and approved, among other matters, a proposal to adopt the Business Combination Agreement, dated July 25, 2019, entered into by the Company and KBL. Pursuant to the Business Combination Agreement, a subsidiary of KBL merged with 180, with 180 continuing as the surviving entity and becoming a wholly-owned subsidiary of KBL. As part of the Business Combination, KBL issued 17,500,000 shares to the stockholders of 180, in exchange for all of the outstanding capital stock of 180. The Business Combination became effective November 6, 2020 and the Company filed a Certificate of Amendment of its Certificate of Incorporation in Delaware to change its name to 180 Life Corp., and KBL changed its name to 180 Life Sciences Corp. Further information regarding the Business Combination is set forth in (i) the proxy statement / prospectus included in the registration statement on Form S-4 (File No. 333-234650), as amended and supplemented, originally filed with the SEC on November 12, 2019 and declared effective by the SEC on October 9, 2020; and (ii) the Current Report on Form 8-K filed with the SEC on November 12, 2020.

Conversion of the Senior Notes at Close of Business Combination. On November 6, 2020, upon the consummation of the Business Combination, the Company issued 482,894 of KBL common stock, par value $0.0001, to the holders of the Senior Notes, as a result of the automatic conversion of promissory notes in the principal amount of about $2,032,236, as per the closing of the Merger pursuant to the Business Combination Agreement, dated as of July 25, 2019, by and among the Company, KBL Merger Sub, Inc., 180 Life Corp., Katexco Pharmaceuticals Corp., CannBioRex Pharmaceuticals Corp., 180 Therapeutics L.P. and Lawrence Pemble in his capacity as stockholder representative.

Extension of the Loan Agreements. On November 27, 2020, the Company entered into amended loan agreements, excluding the Kingsbrook promissory note, PPP loans and BBLS loan, with all parties to modify the terms of those loan agreements (the “Officer Loans”). The loan agreements were extended and modified to mature at the earlier of (a) an S1 Financing; or (b) February 15th, 2021.

On February 10, 2021, the Company entered into amended loan agreements for the Officer Loans. The loan agreements were extended and modified to be paid back at the lender’s discretion, either by 1) repayment in cash, or 2) by converting the outstanding amounts to shares at the same price per share as the Company’s next financing.

Second Amendment of the Bridge Notes. On October 7, 2020, the Company entered into an additional amendment with each Amended Bridge Noteholder pursuant to which the Amended Bridge Notes will no longer mature upon the date that the Registration Statement is declared effective by the SEC.

Results of Operations

For the Nine Months Ended September 30, 2020 Compared to the Nine Months Ended September 30, 2019

	For the Nine Months Ended
	September 30,
	2020	2019

Operating Expenses:
Research and development	$1,025,360	$1,765,784
General and administrative	1,985,268	3,511,512
General and administrative - related parties	221,511	365,610
Gain on sale of property and equipment	-	(1,711)
Rental income - related parties	-	(23,532)
Total Operating Expenses	3,232,139	5,617,663

Other Expense:
Other income	15,208	-
Other income - related parties	240,000	249,863
Interest income	-	1,820
Interest expense	(408,404)	(68,375)
Interest expense - related parties	(64,758)	(7,510)
Gain on extinguishment of convertible note payable, net	491,624	-
Change in fair value of accrued issuable equity	-	(327,294)
Change in fair value of accrued issuable equity - related parties	-	(3,874,894)
	273,670	(4,026,390)
Total Other Expense, Net	273,670	(4,026,390)
Loss Before Income Taxes	(2,958,469)	(9,644,053)
Income tax benefit	15,175	4,309
Net Loss	$(2,943,294)	$(9,639,744)

Research and Development Expense

During the nine months ended September 30, 2020, we incurred research and development expenses of $1,025,360 compared to $1,765,784 incurred for the nine months ended September 30, 2019, representing a decrease of $740,424 or 42%. The decrease is attributable to a $1,404,000 decrease in research and development expenses related to drug discovery services provided by Evotec International GmbH in connection with a research and development agreement, partially offset by a new research and development agreement related to the formulation of cannabinoid metal salts of $348,000, an amended research and development agreement related to the evaluation of potential drugs for inflammation and pain of $365,000 and miscellaneous research and development expenses of $49,000.

General and Administrative Expense

During the nine months ended September 30, 2020, we incurred general and administrative expenses of $1,985,268 compared to $3,511,512 incurred for the nine months ended September 30, 2019, representing a decrease of $1,526,244 or 43%. The decrease is attributable to an approximately $1,700,000 decrease due to a swing from bad debt expense to bad debt recoveries, a $340,000 decrease related to stock-based compensation, a $200,000 decrease in professional fees, mainly due to corporate advisory fees and a $230,000 decrease in travel expenses, partially offset by increases in consulting fees of $580,000, increases of approximately $270,000 of salaries and payroll related expenses, increases of $88,000 of patent expenses and increases of $6,000 of miscellaneous costs.

General and Administrative Expenses – Related Parties

During the nine months ended September 30, 2020, we incurred general administrative expenses – related parties of $221,511 compared to $365,610 incurred for the nine months ended September 30, 2019, representing a decrease of $144,099, or 39%. The decrease is primarily related to a decrease in rent expense resulting from the termination of an operating lease in the fourth quarter of 2019.

Gain on Sale of Property and Equipment

During the nine months ended September 30, 2020, there was no gain on sale of property and equipment compared to $1,711 during the nine months ended September 30, 2019. The decrease is due to a sale of office furniture and fixtures with a company that shares common officers and directors with the Company.

Rental Income — Related Parties

During the nine months ended September 30, 2020, we did not have any rental income from related parties during the period compared to $23,532 during the nine months ended September 30, 2019. The decrease is primarily due to the fact that the month-to-month subleases with various companies that share common officers and directors with the Company ended at the end of 2019.

Other Income (Expenses), Net

During the nine months ended September 30, 2020, we generated other income, net of $273,670 compared to other expense, net of ($4,026,390) for the nine months ended September 30, 2019. The change primarily results from charges from changes in the fair value of accrued issuable equity and fair value of accrued issuable equity – related parties of $4,202,188 in the aggregate during the nine months ended September 20, 2019, of which there was no such charges during the nine months ended September 30, 2020.

Liquidity and Capital Resources

Through September 30, 2020, 180’s operations have been financed by both debt and equity offerings. As of September 30, 2020, 180 had $32,691 of cash and cash equivalents. 180 has incurred losses since its inception and, as of September 30, 2020, 180 had an accumulated deficit of approximately $40,417,000. 180’s primary use of cash is to fund operating expenses, which consist primarily of research and development expenditures related to its three product platforms: fibrosis and anti-TNF; drugs which are derivatives of CBD, and α7nAChR, and other research efforts, general and administrative expenditures. Cash used to fund operating expenses is impacted by the timing of when 180 pays these expenses, as reflected in the change in its outstanding accounts payable and accrued expenses.

For the nine months ended September 30, 2020 and 2019, cash used in operating activities was $655,569 and $3,174,983, respectively. The net cash used in operating activities for the nine months ended September 30, 2020 was primarily due to cash used to fund a net loss of $2,943,294 adjusted for net non-cash income (net of non-cash expenses) in the aggregate amount of $1,256,706, partially offset by $3,544,431 of net cash provided by the changes in the levels of operating assets and liabilities. The net cash used in operating activities for the nine months ended September 30, 2019 was primarily due to a net loss of $9,639,744, adjusted for non-cash expenses in the aggregate amount of $5,120,187, partially offset by $1,344,574 of net cash provided by the changes in the levels of operating assets and liabilities.

For the nine months ended September 30, 2020 and 2019, cash used in investing activities was $0 and $447,946, respectively. During the nine months ended September 30, 2019, cash used in investing activities consisted of $542,910 of cash used for the issuance of a note receivable, partially offset by $86,078 of cash acquired in connection with the Reorganization and $8,886 of proceeds from the sale of property and equipment.

For the nine months ended September 30, 2020 and 2019, cash provided by financing activities was $491,649 and $3,454,803, respectively. During the nine months ended September 30, 2020, cash provided by financing activities comprised of $72,500 of proceeds from the sale of common stock and $419,149 of proceeds from the issuance of debt, of which $216,556 of proceeds were received from related parties. The net cash provided by financing activities during the nine months ended September 30, 2019 was comprised of $1,254,803 proceeds from the sale and subscriptions for common stock, and $2,200,000 represented cash proceeds from the issuance of loans and convertible notes, of which $225,000 of proceeds were received from related parties.

180’s product candidates may never achieve commercialization and it anticipates that it will continue to incur losses for the foreseeable future. 180 expects that its research and development expenses, general and administrative expenses, and capital expenditures will continue to increase. As a result, until such time, if ever, as 180 can generate substantial product revenue, 180 expects to finance its cash needs through a combination of equity offerings, debt financings or other capital sources, including potentially collaborations, licenses and other similar arrangements. 180’s primary uses of capital are, and it expects will continue to be, compensation and related expenses, third-party clinical research and development services, costs relating to the build-out of its headquarters and manufacturing facility, license payments or milestone obligations that may arise, laboratory and related supplies, clinical costs, manufacturing costs, legal and other regulatory expenses and general overhead costs.

Further, 180’s operating plans may change, and it may need additional funds to meet operational needs and capital requirements for clinical trials and other research and development activities. 180 currently has no credit facility or committed sources of capital. Because of the numerous risks and uncertainties associated with the development and commercialization of 180’s product candidates, it is unable to estimate the amounts of increased capital outlays and operating expenditures associated with its current and anticipated product development programs.

We have not yet achieved profitability and expect to continue to incur cash outflows from operations. It is expected that our research and development and general and administrative expenses will continue to increase and, as a result, we will eventually need to raise additional capital to fund our operations. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms. Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures. The conditions outlined above indicate that there is substantial doubt about our ability to continue as a going concern within one year after the financial statement issuance date.

The Company’s condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the condensed consolidated financial statements do not necessarily purport to represent realizable or settlement values. The condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on financial conditions, changes in financial conditions, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

For a description of our critical accounting policies, see Note 3 – Summary of Significant Accounting Policies in Exhibit 99.9 of this amended 8-K.